United States
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                         _______________________


                                FORM 8-K


                        CURRENT REPORT PURSUANT
                     TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934

                         _____________________


Date of report (Date of earliest event reported)     August 31, 1999
                                                 ---------------------

                           CATALYST INTERNATIONAL, INC.
        --------------------------------------------------------------
           (Exact name of Registration as Specified in Its Charter)


                                 Delaware
        --------------------------------------------------------------
               (State or Other Jurisdiction of Incorporation)


                 0-27138                           39-1415889
        --------------------------------------------------------------
        (Commission File Number)     (IRS Employer Identification No.)


           8989 North Deerwood Drive, Milwaukee, WI          53223
        --------------------------------------------------------------
        (Address of Principal Executive Offices)           (Zip Code)


Registrant's telephone number, including area code    (414) 362-6800
                                                   -------------------

ITEM 5.     OTHER EVENTS

On September 1, 1999, Catalyst International, Inc. ("Catalyst") and SAP America, Inc. announced that SAP America, Inc. acquired a 9.7 percent stake in Catalyst and that Catalyst and SAP AG (the parent company of SAP America, Inc.) have entered into an advanced strategic alliance. In connection with the strategic alliance, SAP America, Inc., acquired 759,485 shares of Catalyst's common stock at a price of $17 per share. Catalyst expects to incur a one-time charge of between $4 million and $4.5 million relating to the discontinuance of the current Windows NT product development and the restructuring of its business operations for the strategic alliance with SAP AG.


ITEM 7.FINANCIAL STATEMENTS AND EXHIBITS

     (c)     Exhibit

             4     Subscription Agreement


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CATALYST INTERNATIONAL, INC.


Date:  September 10, 1999               By: /s/ Sean P. McGowan
                                           -------------------------
                                           Sean P. McGowan
                                           President and Chief Executive
                                           Officer

                               EXHIBIT INDEX

                                                               Sequentially
                                                                 Numbered
                                                               Page Number

(c)     Exhibit

        4     Subscription Agreement                                 4

                                                                  EXHIBIT 4










                               SUBSCRIPTION AGREEMENT

                                       AMONG

                                  SAP AMERICA, INC.,

                               SAP AKTIENGESELLSCHAFT

                                        AND

                            CATALYST INTERNATIONAL, INC.

                           ------------------------------

                            Dated as of August 31, 1999

                            SUBSCRIPTION AGREEMENT
                              TABLE OF CONTENTS

                                                                        Page
ARTICLE I  PURCHASE AND SALE
Section 1.1.  Purchase and Sale
Section 1.2.  Certificates
ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Section 2.1.  Organization; Capitalization
Section 2.2.  Authority
Section 2.3.  No Breach
Section 2.4.  SEC Filings
Section 2.5.  Absence of Certain Events and Changes
Section 2.6.  Intellectual Property
Section 2.7.  Litigation
Section 2.8.  Governmental Approvals
Section 2.9.  Compliance With Applicable Law
Section 2.10. Licenses; Permits
Section 2.11. Taxes
Section 2.12. Investment Company
ARTICLE III  REPRESENTATIONS AND WARRANTIES OF PURCHASER AND PARENT
Section 3.1.  Organization
Section 3.2.  Authority
Section 3.3.  No Breach
Section 3.4.  Governmental Approvals
Section 3.5.  Investment Intent
Section 3.6.  Disclosure of Information
Section 3.7.  Accredited Investor Status
Section 3.8.  Restricted Shares
SECTION 3.9.  Financial Warranty
ARTICLE IV  COVENANTS
Section 4.1.  Covenants of Purchaser and Parent
Section 4.2.  Covenants of the Company
Section 4.3.  Director Nominee
Section 4.4.  Public Announcements
Section 4.5.  Further Action
ARTICLE V  SURVIVAL
Section 5.1.  Survival
ARTICLE VI  ASSIGNMENT; PARTIES IN INTEREST; AMENDMENT; WAIVER
Section 6.1.  Assignment
Section 6.2.  Parties in Interest
Section 6.3.  Amendment
Section 6.4.  Waiver
ARTICLE VII  GENERAL PROVISIONS
Section 7.1.  Effect of Investigation
Section 7.2.  Fees and Expenses
Section 7.3.  Notices
Section 7.4.  Brokers; Fee Schedule
Section 7.5.  Captions, Currency
Section 7.6.  Entire Agreement
Section 7.7.  Specific Performance
Section 7.8.  Severability
Section 7.9.  Governing Law
Section 7.10. Counterparts

                           SUBSCRIPTION AGREEMENT

          SUBSCRIPTION AGREEMENT dated as of August 31, 1999 among SAP AMERICA, INC., a Delaware corporation ("Purchaser"), SAP
AKTIENGESELLSCHAFT, a stock corporation incorporated under the laws of the Federal Republic of Germany ("Parent"), and CATALYST INTERNATIONAL, INC., a Delaware corporation (the "Company");

                           W I T N E S S E T H :
                           - - - - - - - - - -

          WHEREAS, Purchaser desires to purchase from the Company, and the Company desires to issue and sell to Purchaser, 759,485 shares of Common Stock, $0.10 par value (the "Common Stock"), of the Company (the "Shares") upon the terms and conditions hereinafter set forth; and

          WHEREAS, concurrently with the execution and delivery of this Agreement, Parent and the Company have entered into (i) the Software Implementation, Support and Joint-Marketing Cooperation Agreement dated as of the date hereof (the "Cooperation Agreement") with respect to certain commercial arrangements between the parties and (ii) the Joint Development Agreement dated as of the date hereof (the "Development Agreement") with respect to the joint development of an advanced interface between certain of the parties' software products;

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter contained, the parties hereto do hereby agree as follows:

                           ARTICLE I

                       PURCHASE AND SALE

        SECTION 1.1. Purchase and Sale. Subject to all of the terms and conditions of this Agreement, the Company hereby issues and sells to Purchaser, and Purchaser hereby subscribes for and purchases from the Company, the Shares at a purchase price of $17 per share, for an aggregate purchase price of $12,911,245 (the "Purchase Price") to be paid by wire transfer of immediately available funds against delivery of the certificate or certificates for the Shares.

        SECTION 1.2. Certificates. (a) On the date hereof, the Company shall deliver to Purchaser, against the payment of the Purchase Price, a certificate or certificates evidencing the Shares. Each certificate shall bear the following legend:

"THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE (A) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MUST BE REGISTERED UNDER SAID ACT AND LAWS OR DISPOSED OF PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND
(B) THE TRANSFER, SALE, GIFT, ASSIGNMENT, PLEDGE, ENCUMBRANCE, CONVEYANCE OR OTHER DISPOSITION OF THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THE SUBSCRIPTION AGREEMENT DATED AS OF AUGUST 31, 1999, AMONG SAP AMERICA, INC., SAP AKTIENGESELLSCHAFT AND CATALYST INTERNATIONAL, INC., A COPY OF WHICH IS ON FILE AT THE OFFICE OF CATALYST INTERNATIONAL, INC."

     (b)(i) Upon the expiration of the Restricted Period (as defined in Section 4.1(a)) and surrender of the certificate or certificates evidencing the Shares, Purchaser may request, and the Company shall upon such request issue in exchange for such certificate or certificates surrendered, a new certificate or certificates for the same number of Shares bearing the following legend:

     "THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MUST BE REGISTERED UNDER SAID ACT AND LAWS OR DISPOSED OF PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION."

     (ii) Until the expiration of the Restricted Period, in connection with a Transfer (as defined in Section 4.1(a)) of Shares permitted pursuant to Section 4.1(a)(ii), 4.1(a)(iii) or 4.1(a)(iv), upon surrender of the certificate or certificates evidencing such Shares permitted to be Transferred, the Company shall issue in exchange for such certificate or certificates surrendered (A) a new certificate or certificates evidencing such number of Shares as Purchaser is permitted to Transfer pursuant to Section 4.1(a)(ii), 4.1(a)(iii) or 4.1(a)(iv) bearing the legend set forth in Section 1.2(b)(i) and (B) an additional certificate or certificates evidencing the balance, if any, of Shares remaining subject to the restrictions on Transfer of
     Section 4.1(a)(i) bearing the legend set forth in Section 1.2(a).

                                  ARTICLE II

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to Purchaser as follows:

          SECTION 2.1. Organization; Capitalization. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power and authority to own its properties and to carry on its business as presently conducted. The Company is duly qualified and in good standing to transact business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except where the failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect (as defined below). For purposes of this Agreement, "Material Adverse Effect" shall mean a material adverse effect on the business, condition (financial or otherwise), assets, liabilities, properties, operations or results of operations of the Company and its subsidiaries, taken as a whole, or on the ability of the Company to consummate the transactions contemplated by this Agreement, the Cooperation Agreement or the Development Agreement.

          (b) The authorized capital stock of the Company consists of 27,000,000 shares, divided into (i) 2,000,000 shares of Preferred Stock, none of which are issued and outstanding or held in the treasury of the Company, and (ii) 25,000,000 shares of Common Stock, $0.10 par value, of which prior to the sale of the Shares hereunder 7,073,416 shares are issued and outstanding, 1,822,753 shares are held in the treasury of the Company, 1,884,833 shares are reserved for issuance upon exercise of outstanding stock options granted pursuant to the Company's 1993 Stock Option Plan and the Company's 1997 Director Stock Option Plan
(collectively, the "Stock Option Plans"), and the remainder are unissued and not reserved. All the outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable and the Shares are duly authorized and, when issued, will be validly issued, fully paid and nonassessable, except as to nonassessability as provided in Wisconsin Statutes Section 180.0622(2)(b) and the cases decided thereunder. Under the Stock Option Plans, options granted by the Company to purchase
1,884,833 shares of Common Stock are outstanding on the date hereof and options granted by the Company to purchase 906,740 shares of Common Stock are exercisable on the date hereof. Except for (A) such options and the agreements entered into in connection with the issuances thereof and (B) a warrant to purchase 10,000 shares of Common Stock held by Mark T. Ehrmann (the "Warrant"), (1) there are no outstanding securities or obligations convertible into or exchangeable for, or options, warrants, scrip, rights to subscribe for or acquire, calls or commitments of any character whatsoever relating to, or contracts, understandings or arrangements with respect to the issuance or sale of, any shares of the capital stock of the Company or any other securities of the Company, or arrangements or contracts with respect to the purchase, repurchase, sale, redemption, acquisition, conversion, exchange, registration, transfer or voting of shares of its capital stock and (2) the Company is not obligated, now or in the future, contingently or otherwise, to issue Common Stock or any other of its securities to any person or entity. The Company has outstanding no bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible or exchangeable into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter.

          SECTION 2.2. Authority. The Company has all requisite corporate power and authority to execute, deliver and perform this Agreement, the Cooperation Agreement and the Development Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement, the Cooperation Agreement and the Development Agreement by the Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement, the Cooperation Agreement and the Development Agreement have been duly executed and delivered by the Company and constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights in general and by general principles of equity.

          SECTION 2.3.  No Breach.  The execution, delivery and
performance of this Agreement, the Cooperation Agreement and the Development Agreement by the Company do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, with or without the giving of notice or the lapse of time, or both, (a) conflict with, or result in a breach or violation of or a default under, or give rise to a right of amendment, termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) the Restated Certificate of Incorporation or By-laws of the Company or the certificates of incorporation or the by-laws (or the equivalent thereof) of any of its subsidiaries, or (ii) any contract, agreement, note, bond, mortgage, indenture, lease, license, franchise, permit, concession, instrument, obligation, commitment, covenant, understanding or arrangement to which the Company or any of its subsidiaries is a party or by which any of their respective properties or assets may be affected (a "Contract"), or (iii) any order, ruling, decree, judgment, arbitration award, statute, law, ordinance, rule, regulation or stipulation to which the Company or any of its subsidiaries or their respective properties or assets is subject, or
(b) result in the creation of any restriction on voting or transfer, ledge, claim, lien, charge, encumbrance or security interest of any kind
(a "Lien") upon any of the properties or assets of the Company or any of its subsidiaries, except, in the case of items (a)(ii) and (iii) above and any such Liens, for those which would not have, individually or in the aggregate, a Material Adverse Effect.

          SECTION 2.4. SEC Filings. (a) The Company has filed all reports, schedules, forms, statements and other documents required to be filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the date on which the Company became subject to such requirements (the "SEC Filings"). As of its filing date, each SEC Filing filed (i) complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations thereunder and (ii) did not, at the time it was filed (and at the effective date thereof, in the case of a registration statement), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Filing has been revised, corrected or superseded by a later filed SEC Filing, as of the date hereof, none of the SEC Filings contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b) The financial statements of the Company included in the SEC Filings comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC and with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto). Each of the consolidated balance sheets included in or incorporated by reference into the SEC Filings (including any related notes and schedules) fairly presents in all material respects the consolidated financial position of the Company and its subsidiaries as of its date and each of the consolidated statements of income, cash flows and stockholders' equity included in or incorporated by reference into the SEC Filings (including any related notes and schedules) fairly presents in all material respects the consolidated results of operations, retained earnings and cash flows, as the case may be, of the Company and its subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end adjustments and the absence of footnotes), in each case in accordance with generally accepted accounting principles.

          SECTION 2.5. Absence of Certain Events and Changes. Since June 30, 1999, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations other than those arising from operations in the ordinary course of business consistent with past practice. Since December 31, 1998, the Company and its subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice and, except as disclosed in the SEC Filings filed with the SEC and publicly available prior to the date hereof, there has been no change in or development with respect to the business, condition (financial or otherwise), assets, liabilities, properties, operations or results of operations of the Company and its subsidiaries except changes in and developments with respect to the ordinary course of business of the Company consistent with past practice which have not had or may not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          SECTION 2.6.  Intellectual Property.

     (a)(i) The Company and its subsidiaries own or have the right to use under license or otherwise all of the Intellectual Property (as defined below), free from any Liens and free from any requirement of any past, present or future payments (other than maintenance and similar payments), charges or fees or conditions, rights or restrictions, except for royalties or license fees for licensed Intellectual Property;

     (ii) to the knowledge of the Company and its subsidiaries, no Intellectual Property or any service rendered by the Company or any subsidiary, or any product, process or material used by the Company or any subsidiary, infringes upon any intellectual property rights of any other person or entity;

     (iii)(A) with respect to Intellectual Property owned by the Company and its subsidiaries there is neither pending nor, to the knowledge of the Company and its subsidiaries, threatened, and (B) with respect to licensed Intellectual Property, to the knowledge of the Company and its subsidiaries, there is neither pending nor threatened, any claim or litigation against the Company or its subsidiaries with respect to the ownership, validity, infringement, enforceability or use of any Intellectual Property;

     (iv) no Intellectual Property owned by the Company or its subsidiaries is subject to any outstanding order, ruling, decree, judgment or stipulation by any arbitrator, court or other
     Governmental Entity, nor is there any pending or, to the knowledge of the Company and its subsidiaries, threatened proceeding relating thereto;

     (v) to the knowledge of the Company and its subsidiaries, there is no infringement or misappropriation of the Intellectual Property by any other person or entity; and

     (vi) no person or entity has any licenses under any of the Intellectual Property owned by the Company or its subsidiaries (including any rights or licenses, or options to acquire such rights and licenses, which survive any agreements or licenses that have terminated or expired prior to the date hereof), except in each of clauses (i)-(vi) above such as would not have a Material Adverse Effect.

          (b) The Company and its subsidiaries have taken reasonable steps (including measures to protect secrecy and confidentiality) to protect its right, title and interest in and to the Intellectual Property. All employees, agents, consultants and other representatives of the Company and its subsidiaries who have access to confidential or proprietary information of the Company and its subsidiaries incorporated in the Intellectual Property have entered into confidentiality agreements with the Company and the Company believes that such agreements are enforceable.

          For purposes of this Agreement, "Intellectual Property" shall mean all of the following owned or used by the Company and its subsidiaries: (1) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent or invention disclosures, together with all reissuances, continuations, continuations-in-part, divisions, revisions, extensions and re-examinations thereof; (2) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith; (3) all trade secrets and confidential business and technical information (including ideas, research and development, know-how, technical data, designs, engineering notebooks, software and specifications); (4) all computer software, both source code and object code (including data and related documentation, flow charts, diagrams, descriptive texts and programs, computer print-outs, underlying tapes, computer databases and similar items); (5) all trademarks, service marks, trade names, trade dress, logos, business and product names, slogans, and registrations and applications for registration thereof; (6) all rights to sue for and remedies against past, present and future infringements of any or all of the foregoing and rights of priority and protection of interests therein under the laws of any jurisdiction worldwide; (7) all copies and tangible embodiments of any or all of the foregoing (in whatever form or medium, including without limitation electronic media); and (8) all other proprietary, intellectual property and other rights relating to any or all of the foregoing.

          SECTION 2.7. Litigation. Except as set forth in the SEC Filings, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company and its subsidiaries, threatened against the Company or any of its subsidiaries, or any properties or rights owned or leased by the Company or any of its subsidiaries (including any such claims, actions, suits, proceedings or investigations relating to environmental matters), before any court, administrative, governmental or regulatory authority or body, arbitration panel or other Governmental Entity (as defined in Section 2.8), which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect (whether or not covered by insurance) or which relate to the transactions contemplated by this Agreement, the Cooperation Agreement or the Development Agreement, and neither the Company nor any of its subsidiaries knows, after reasonable inquiry of its senior management, of any basis for any such claim, action, suit, proceeding or investigation. Neither the Company nor any of its subsidiaries nor any property owned or leased by them is subject to any order, judgment, injunction or decree which could reasonably be expected to have a Material Adverse Effect.

          SECTION 2.8. Governmental Approvals. Except for applicable requirements of the Exchange Act and the rules and regulations thereunder and of the Nasdaq Stock Market, Inc. ("Nasdaq") no approval, order or authorization of, or filing or registration with, allowance by, or consent of or notification to any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required to be obtained or made by the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement, the Cooperation Agreement and the Development Agreement, the performance of obligations of the Company hereunder or thereunder or the consummation by the Company of the transactions contemplated hereby or thereby or for preventing the termination of any material right, privilege or contract of the Company or any of its subsidiaries.

          SECTION 2.9. Compliance With Applicable Law. (a) The Company and its subsidiaries are in compliance with all applicable laws, ordinances and regulations of any Governmental Entity, including those relating to environmental, occupational health and safety, fair employment and equal opportunity, (b) no claims or complaints from any Governmental Entities or other parties have been asserted or received by the Company or any of its subsidiaries during the past three years, and, to the knowledge of the Company and its subsidiaries, no claims or complaints are threatened, alleging that the Company or any of its subsidiaries is in violation of any such law, ordinance or regulation, and (c) neither the Company nor any of its subsidiaries has received notice from any Governmental Entity of any pending proceedings to take all or any part of the properties of the Company or any of its subsidiaries (whether leased or owned) by condemnation or right of eminent domain and, to the knowledge of the Company and its subsidiaries, no such proceedings are threatened, except, in each such case, for such noncompliance, claims, complaints or proceedings which would not have, individually or in the aggregate, a Material Adverse Effect.

          SECTION 2.10. Licenses; Permits. (a) The Company has all licenses, permits, approvals and other authorizations ("Permits") from all Governmental Entities as are necessary for the conduct of the business or operations of the Company and its subsidiaries, in a manner consistent with good business practice and in compliance with all laws applicable to such business operations and (b) all such Permits are validly held by the Company or the relevant subsidiary, are in full force and effect and the same will not be subject to suspension, modification, revocation or nonrenewal as a result of the execution, delivery and performance of this Agreement, the Cooperation Agreement or the Development Agreement or the \ consummation of the transactions contemplated hereby or thereby, except in the case of clauses (a) and (b) where such failure to hold such Permits would not have, individually or in the aggregate, a Material Adverse Effect.

          SECTION 2.11. Taxes. The Company has filed all tax returns, reports and forms (including statements of estimated taxes owed) required to be filed within the applicable periods for such filings and has paid all taxes required to be paid, and has established adequate reserves (net of estimated tax payments already made) for the payment of all taxes payable in respect to the period subsequent to the last periods covered by such returns. All such tax returns, reports and forms are true, correct and complete in all material respects. No deficiencies for any tax are currently assessed against the Company, and, to the knowledge of the Company, there is no audit of the Company's tax returns pending or contemplated. Proper and adequate amounts have been withheld by the Company from its employees and other persons for all periods in compliance in all material aspects with the tax, social security and unemployment and other withholding provisions of all federal, state, local and foreign laws. There is no tax lien, whether imposed by any federal, state or local taxing authority, outstanding against the assets, properties or business of the Company. For the purposes of this agreement, the term "tax" shall include all Federal, state, local and foreign taxes, including income, franchise, property, sales, use, gross receipts, excise, withholding, payroll and employment taxes and other similar assessments of any kind whatsoever, including all interest, penalties and additions imposed with respect to such amounts.

        SECTION 2.12.  Investment Company.  The Company is not an
"investment company" or a person directly or indirectly controlled by or acting on behalf of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                                      ARTICLE III

                             REPRESENTATIONS AND WARRANTIES
                                 OF PURCHASER AND PARENT

          Purchaser and Parent hereby jointly and severally represent and warrant to the Company as follows:

        SECTION 3.1. Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent is a corporation duly organized and validly existing under the laws of the Federal Republic of Germany.

        SECTION 3.2. Authority. Purchaser has all requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and Parent has all requisite corporate power and authority to execute, deliver and perform this Agreement, the Cooperation Agreement and the Development Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement by Purchaser and Parent and the consummation of the transactions contemplated hereby and the execution, delivery and performance of the Cooperation Agreement and the Development Agreement by Parent and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Purchaser and/or Parent, as the case may be. This Agreement, the Cooperation Agreement and the Development Agreement have been duly executed and delivered by Purchaser and/or Parent, as the case may be, and constitute the valid and binding obligations of Purchaser and/or Parent, as the case may be, enforceable against Purchaser and/or Parent, as the case may be, in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights in general and by general principles of equity.

        SECTION 3.3. No Breach. The execution, delivery and performance of this Agreement by Purchaser and the execution, delivery and performance of this Agreement, the Cooperation Agreement or the Development Agreement by Parent do not, and consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, with or without the giving of notice or the lapse of time, or both,
(a) conflict with or result in a breach or violation of or a default under, or give rise to a right of amendment, termination, cancellation or acceleration of any obligation or to a loss of a material benefit under,
(i) the Certificate of Incorporation or By-laws of Purchaser or the organizational documents of Parent, or (ii) any contract, agreement, note, bond, mortgage, indenture, lease, license, franchise, permit, concession, instrument, obligation, commitment, covenant, understanding or arrangement to which Purchaser or Parent is a party or by which any of their respective properties or assets may be affected, or (iii) any order, ruling, decree, judgment, arbitration award, statute, law, ordinance, rule, regulation or stipulation to which Purchaser or Parent or their respective properties or assets is subject, or (b) result in the creation of any Lien upon any of their respective properties or assets, except, in the case of items (a)(ii) and (iii) above and any such Liens, for those which would not have, individually or in the aggregate, a material adverse effect on the ability of Purchaser and/or Parent, as the case may be, to consummate the transactions contemplated by this Agreement, the Cooperation Agreement or the Development Agreement.

        SECTION 3.4. Governmental Approvals. Except for the applicable requirements of the Exchange Act and the rules and regulations thereunder, no approval, order or authorization of, or filing or registration with, allowance by, or consent of or notification to any Governmental Entity is required to be obtained or made by Purchaser or Parent in connection with the execution and delivery of this Agreement, the Cooperation Agreement or the Development Agreement, the performance of obligations of Purchaser or Parent hereunder or thereunder or the consummation by Purchaser or Parent of the transactions contemplated hereby or thereby.

        SECTION 3.5. Investment Intent. The Shares to be subscribed for by Purchaser hereunder will be subscribed for investment for such Purchaser's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. Purchaser also represents that it has not been formed for the specific purpose of subscribing for the Shares and that neither Purchaser, Parent nor any of the Control Subsidiaries (as defined in Section 4.1(d)) owns or has ever owned any shares of Common Stock.

        SECTION 3.6. Disclosure of Information. Purchaser has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Shares to be subscribed for by Purchaser under this Agreement. Purchaser further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Purchaser or to which Purchaser had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Article II.

        SECTION 3.7. Accredited Investor Status. Purchaser is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

        SECTION 3.8. Restricted Shares. Purchaser is aware that the Shares issued pursuant to this Agreement have not been registered under the Securities Act or any applicable state securities laws, and agrees that the Shares will not be offered or sold in the absence of registration under the Securities Act and any applicable state securities laws or an exemption from the registration requirements of the Securities Act and any applicable state securities laws. Purchaser will not transfer any Shares in violation of the provisions of any applicable federal or state securities laws. In this connection, Purchaser represents that it is familiar with SEC Rule 144 promulgated pursuant to the Securities Act ("Rule 144"), as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Purchaser understands that the offering and sale of the Shares is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) of the Securities Act and, if applicable, the provisions of Regulation D promulgated thereunder, based, in part, upon the representations, warranties and agreements contained in this Agreement.

        SECTION 3.9. Financial Warranty. Purchaser has been in existence for at least 18 months and has a tangible net worth on a consolidated basis of $10 million or more.

                                    ARTICLE IV

                                    COVENANTS

        SECTION 4.1.  Covenants of Purchaser and Parent.

          (a) Restrictions on Transfer. (i) Except as permitted by Sections 4.1(a)(ii), 4.1(a)(iii), 4.1(a)(iv) and 4.1(b), Purchaser, Parent and any subsidiary controlled by Purchaser or Parent (a "Control Subsidiary") shall not Transfer (as defined below) any of the Shares prior to the expiration of the Restricted Period (as defined below) without the prior written approval of the Company. Any attempted Transfer of Shares other than in accordance with this Agreement shall be null and void and the Company shall refuse to recognize any such Transfer and shall not reflect on its records any change in record ownership of Shares pursuant to any such Transfer.

          (ii) Unless the Restricted Period has previously expired, during the period beginning on the third anniversary of the date hereof and ending upon the expiration of the Restricted Period, Purchaser, Parent and their Control Subsidiaries may Transfer, in the aggregate, not more than that number of Shares equal to 10% of the largest number of shares of Common Stock held by Purchaser, Parent and their Control Subsidiaries, collectively, at any point during such period.

          (iii) Notwithstanding the provisions of Sections 4.1(a)(i) and 4.1(a)(ii), (A) in the event of a tender, exchange or other offer by a third party and/or its affiliates for all or at least 20% of the then outstanding shares of Common Stock at any time during the Restricted Period, Purchaser, Parent and their Control Subsidiaries may tender any of the Shares in such tender, exchange or other offer and upon consummation of such tender, exchange or other offer, Transfer the Shares tendered to the purchaser and (B) Purchaser, Parent and their Control Subsidiaries may tender any of the Shares to the Company at any time in connection with a tender, exchange or other offer by the Company for shares of Common Stock (a "Company Tender") and upon consummation of such Company Tender, Transfer the Shares tendered to the Company.

          (iv) Notwithstanding the provisions of Sections 4.1(a)(i) and 4.1(a)(ii), in the event that the Company terminates the Cooperation Agreement pursuant to Section 8.4 of the Cooperation Agreement (a "Competitive Transaction Termination") at any time prior to the expiration of the Restricted Period, during the period beginning on the effective date of such Competitive Transaction Termination and ending upon the expiration of the Restricted Period, Purchaser, Parent and their Control Subsidiaries may Transfer, in the aggregate, not more than that number of Shares per year equal to 25% of the largest number of shares of Common Stock held by Purchaser, Parent and their Control Subsidiaries, collectively, at any point during the such period.

For purposes of this Agreement, a "Transfer" by Purchaser or Parent means any transfer, sale, gift, assignment, pledge, encumbrance, conveyance or other disposition by Purchaser or Parent to any person or entity (other than Purchaser, Parent or a subsidiary of Parent); provided, however, that the term "Transfer" shall not include Purchaser's, Parent's or a Control Subsidiary's voting in favor of a merger transaction.

For purposes of this Agreement, "Restricted Period" shall mean the period beginning on the date hereof and ending on the earliest to occur of (i) the fourth anniversary of the date hereof, (ii) the termination of the Cooperation Agreement (A) by the Company pursuant to Section 8.2 of the Cooperation Agreement or (B) by Parent pursuant to Section 8.2 or 8.3 of the Cooperation Agreement or (C) by mutual agreement of the Company and Parent or (iii) a Control Event (as defined below).

For purposes of this Agreement, "Control Event" shall mean the occurrence of any of the following events: (i) a merger of the Company following which a majority of the outstanding shares of Common Stock (or the outstanding capital stock of the surviving corporation, if not the Company) immediately after the merger is held by persons who (together with their affiliates), as of the date hereof, are not holders of more than 5% of the outstanding shares of Common Stock as of the date hereof (as reported in Schedules 13D and 13G with respect to the Common Stock filed with the SEC prior to the date hereof) ("5% Holders"); (ii) a sale of all or substantially all the assets of the Company; (iii) a change in a majority of the members of the Board of Directors of the Company, except where any such change occurs as a result of the election to the Board of Directors of persons who were nominated by the incumbent Board of Directors; (iv) the consummation of a tender, exchange or other offer by a third party and/or its affiliates resulting in the acquisition by such third party and/or its affiliates of at least 30% of the then outstanding shares of Common Stock of the Company; (v) the acquisition of shares of Common Stock by a third party and/or its affiliates who, as of the date hereof, are not 5% Holders resulting in such third party and/or its affiliates holding 30% or more of the then outstanding shares of Common Stock; (vi) the acquisition or tender offer by a competitor of Purchaser or Parent in the enterprise resource planning (ERP) or supply chain management market and/or its affiliates (collectively, a "Competitor") of or for 10% or more of the then outstanding shares of Common Stock; or
(vii) the dissolution or liquidation of the Company, the institution of any proceeding by or against the Company under the provisions of any insolvency or bankruptcy law which is not dismissed within 30 days, the appointment of a receiver of any of the assets or property of the Company, or the issuance of an order for an execution on a material portion of the property of the Company pursuant to a judgment which is not dismissed within 30 days.

(b) Right of First Refusal. Unless the Restricted Period has previously expired, Purchaser, Parent or a Control Subsidiary may propose to Transfer any of the Shares (x) during the period beginning on the third anniversary of the date hereof and ending upon the expiration of the Restricted Period, to the extent permitted by Section 4.1(a)(ii), and (y) during the period beginning on the effective date of a Competitive Transaction Termination and ending upon the expiration of the Restricted Period, to the extent permitted by Section 4.1(a)(iv), in each case, only upon compliance with the terms and conditions of this Section 4.1(b); provided, however, that this Section 4.1(b) shall not apply to a Transfer of any Shares by Purchaser, Parent or a Control Subsidiary made with the prior written approval of the Company, a tender by Purchaser, Parent or a Control Subsidiary of any Shares permitted by Section 4.1(a)(iii) or in connection with a merger of the Company.

          (i) Purchaser or Parent, as the case may be, shall deliver to the Company a written notice (an "Offer Notice") setting forth the terms and conditions under which Purchaser, Parent or a Control Subsidiary, as the case may be, would be willing to Transfer the Shares, specifying the number of Shares Purchaser, Parent or a Control Subsidiary, as the case may be, is willing to Transfer and the consideration to be paid for such Shares. The Company shall have thirty (30) days from the date of delivery of such Offer Notice to negotiate with Purchaser or Parent, as the case may be, the Transfer of such Shares or to reject Purchaser's or Parent's offer, as the case may be, in writing (a "Rejection Notice"). Upon the earlier of the delivery of a Rejection Notice by the Company and the expiration of such 30-day period, if such Shares have not been purchased by the Company, for a period of 180 days thereafter Purchaser, Parent or a Control Subsidiary, as the case may be, shall have the right to offer or sell the number of the Shares specified in the Offer Notice to a third party for consideration that shall be not less than and on terms and conditions that are no more favorable than the consideration and the terms and conditions specified in the Offer Notice. In the event that Purchaser, Parent or a Control Subsidiary, as the case may be, does not Transfer such Shares to a third party within such 180-day period, the Offer Notice shall expire and be of no further force or effect.

          (ii) (A) In the event that during the 180-day period specified in Section 4.1(b)(i) Purchaser, Parent or a Control Subsidiary, as the case may be, receives and desires to accept a bona fide offer to purchase the number of Shares specified in the Offer Notice for consideration that is less than or on terms and conditions that are more favorable than the consideration and the terms and conditions specified in the Offer Notice, then Purchaser or Parent, as the case may be, shall deliver a written notice of the proposed transfer (the "Transfer Notice") to the Company, which notice shall describe the proposed transaction and the terms thereof, including the name of each person to whom or in favor of whom the proposed transfer shall be made (the "Transferee"), the number of Shares proposed to be transferred and the amount of consideration to be received upon transfer of such Shares and such notice shall constitute an offer to sell the Shares in accordance with the terms of this Section 4.1(b)(ii) to the Company, at a price equal to 104% of the consideration specified in the Transfer Notice (the "Company Consideration") and otherwise on the same terms and conditions as those provided in the Transfer Notice. The Company shall have thirty
     (30) days from the date of delivery of the Transfer Notice to exercise its rights hereunder to accept the offer subject to terms of this Section 4.1(b)(ii) by delivering within such 30-day period to Purchaser or Parent, as the case may be, a written acceptance notice stating that the Company is agreeing to purchase the number of Shares specified in the Transfer Notice for the Company Consideration.

          (B) In the event that the Company does not deliver such acceptance notice within such 30-day period, Purchaser, Parent or the Control Subsidiary, as the case may be, shall have the right to proceed with the sale of the number of the Shares specified in the Transfer Notice and make a bona fide Transfer of such Shares to the Transferee named in the Transfer Notice, but only in strict accordance with the consideration, terms and conditions stated in the Transfer Notice.

          (C) The closing of any Transfer of Shares to the Company pursuant to this Section 4.1(b)(ii) shall occur within forty-five
     (45) days after the date of delivery of the Transfer Notice. If the Company does not pay Purchaser, Parent or the Control Subsidiary, as the case may be, the Company Consideration for the Shares within such 45-day period, then Purchaser, Parent or the Control Subsidiary, as the case may be, may Transfer such Shares to the Transferee in accordance with Section 4.1(b)(ii)(B).

          (D) If, within sixty (60) days after the date on which Purchaser, Parent or the Control Subsidiary, as the case may be, is free to make the Transfer to the Transferee pursuant to Section 4.1(b)(ii)(B) or (C), a closing has not occurred, the transfer restrictions in Section 4.1(b)(i) shall be reinstated.

Notwithstanding the expiration of the Restricted Period by reason of an acquisition by a Competitor described in clause (vi) of the definition of "Control Event" through purchases of Common Stock in the open market, this
Section 4.1(b) shall apply until the earlier of (A) the first anniversary of the expiration of the Restricted Period and (B) the fourth anniversary of the date hereof, provided that such Competitor has not acquired 20% or more of the then outstanding shares of Common Stock and, within two business days of becoming aware of such acquisition, the Board of Directors of the Company has taken affirmative steps to discourage such acquisition by such Competitor and provided further that no other Control Event has occurred or is continuing.

          (c) Right of First Negotiation. During the period beginning on the expiration of the Restricted Period and ending upon the second anniversary of such expiration, Purchaser, Parent or a Control Subsidiary may propose to Transfer any of the Shares only upon compliance with the terms and conditions of this Section 4.1(c); provided, however, that this
Section 4.1(c) shall not apply to (1) a Transfer of any Shares by Purchaser, Parent or a Control Subsidiary made with the prior written approval of the Company, (2) a Transfer or Transfers of Shares in each of the two one-year periods within such two-year period in an amount not to exceed, in the aggregate, 10% of the largest number of shares of Common Stock held by Purchaser, Parent and their Control Subsidiaries, collectively, at any point during such one-year period, (3) a tender by Purchaser, Parent or a Control Subsidiary of any Shares permitted by
Section 4.1(a)(iii) or (4) in connection with a merger of the Company.

          (i) Purchaser or Parent, as the case may be, shall deliver to the Company a written notice of the proposed Transfer, which notice shall describe the number of Shares proposed to be Transferred. The Company shall have thirty (30) days from the date of delivery of such notice to exercise its rights hereunder to offer to purchase the number of Shares specified in Purchaser's or Parent's notice, as the case may be, by delivering within such 30-day period to Purchaser or Parent, as the case may be, a written offer notice stating that the Company is offering to purchase the number of Shares specified in Purchaser's or Parent's notice, as the case may be, for the consideration set forth in such offer notice.

          (ii) During such 30-day period Purchaser or Parent, as the case may be, shall negotiate with the Company for the Transfer of the Shares specified in Purchaser's or Parent's notice; provided, however, Purchaser or Parent, as the case may be, shall have no obligation to accept any offer made by the Company.

          (iii) Following the expiration of such 30-day period, Purchaser or Parent, as the case may be, shall have the right to proceed with an offer or sale of the number of Shares specified in Purchaser's or Parent's notice, as the case may be, and to make a bona fide Transfer of such Shares on such terms and conditions as Purchaser or Parent, as the case may be, shall determine in its discretion.

          (d)  Limitations on Ownership of Common Stock.

          (i) Subject to Section 4.1(d)(ii) and Section 4.1(d)(iii), during the Restricted Period, Purchaser or Parent shall not, and shall not permit any Control Subsidiary, directly or indirectly, to purchase or otherwise acquire beneficial ownership of any shares of Common Stock, any securities convertible or exchangeable for shares of Common Stock, or any rights to acquire shares of Common Stock (except, in any case, by way of stock dividends or other distributions or offerings made available to holders of Common Stock generally or pursuant to acquisitions of Common Stock permitted by
     Section 4.2(a)) or announce or make a tender, exchange or other offer for shares of Common Stock, in each case, without the prior written approval of the Company if such transaction would result in Purchaser, Parent and their Control Subsidiaries together owning more than 9.7% of the total number of shares of Common Stock then outstanding; provided, however, that the limitations of this Section 4.1(d) shall not prohibit Purchaser, Parent or a Control Subsidiary from acquiring the stock of or other equity interests in any corporation, partnership or other person which holds, directly or indirectly, any shares of capital stock of the Company representing less than 10% of the total assets of such corporation, partnership or person.

          (ii) Notwithstanding the foregoing, upon the occurrence of an event (a "Threat Event") that Purchaser or Parent in good faith reasonably believes could result in (A) a merger of the Company following which a majority of the then outstanding shares of Common Stock (or the outstanding capital stock of the surviving corporation, if not the Company) immediately after the merger being held by persons who (together with their affiliates), as of the date hereof, are not 5% Holders; (B) a sale of all or substantially all the assets of the Company, (C) a change in a majority of the members of the Board of Directors of the Company, except where any such change occurs as a result of the election to the Board of Directors of persons who were nominated by the incumbent Board of Directors, (D) a tender, exchange or other offer by a third party and/or its affiliates for all or at least 20% of the outstanding shares of Common Stock of the Company, (E) the acquisition of shares of Common Stock by a third party and/or its affiliates who, as of the date hereof, are not 5% Holders resulting in such third party and/or its affiliates holding 20% or more of the then outstanding shares of Common Stock or (F) the acquisition or tender offer by a Competitor of or for 10% or more of the then outstanding shares of Common Stock, upon delivery by Purchaser, Parent or any Control Subsidiary of notice to the Company setting forth the reasons for such belief, the restrictions of Section 4.1(d)(i) shall not apply to Purchaser, Parent or any Control Subsidiary; provided, however, that if neither Purchaser nor Parent has affirmatively commenced any action to purchase or otherwise acquire additional shares of Common Stock or has not announced or commenced a tender, exchange or other offer for shares of Common Stock within the period commencing on the date of delivery by Purchaser or Parent of the notice of a Threat Event and ending on the earlier of (1) the definitive abandonment or the completion of any of the transactions specified in the definition of "Threat Event" or (2) 120 days thereafter, then the Company shall have the right to reinstate the limitations of Section 4.1(d)(i) upon 30 days' prior written notice to Purchaser and Parent unless within such 30-day period, Purchaser or Parent objects in writing to such reinstatement.

          (iii) Notwithstanding anything to the contrary contained in this Agreement and subject to the provisions of Section 4.1(e) in the event of a Major Competitor Transaction (as defined in the Cooperation Agreement), upon delivery by Purchaser, Parent or a Control Subsidiary of a notice of a Threat Event with respect to a transaction involving the Company that the Company has notified Purchaser and Parent is to be accounted for as a pooling of interests: (1) with a Competitor, then the restrictions of Sections 4.1(a),(b), (c) and (d)(i) shall not apply to Purchaser, Parent or any Control Subsidiary, provided that any acquisition or purchase of additional shares of Common Stock by Purchaser, Parent and/or their Control Subsidiaries would be pursuant to a plan in which Purchaser, Parent and/or their Control Subsidiaries would obtain control over at least 19% of the then outstanding shares of Common Stock, and (2) with a person or entity other than a Competitor, then (x) the restrictions of Section 4.1(d)(i) shall not apply to Purchaser, Parent or any Control Subsidiary and (y) if Purchaser, Parent or their Control Subsidiaries purchases or acquires additional shares of Common Stock (other than pursuant to Section 4.2(a)), each of Purchaser, Parent and their Control Subsidiaries will waive any appraisal rights it may have in connection with such pooling of interests transaction, it being understood that the provisions of the proviso to Section 4.1(d)(ii) shall continue to apply in any event.

          (e) Major Competitor Transaction. In the event of a Major Competitor Transaction, (i) each of Purchaser, Parent and their Control Subsidiaries will waive any appraisal rights it may have in connection with any transaction thereafter entered into involving the Company that the Company has notified Purchaser and Parent is to be accounted for as a pooling of interests and the restrictions of Section 4.1(d)(iii) with respect to the acquisition of additional shares of Common Stock by Purchaser, Parent or any of their Control Subsidiaries shall not apply and
(ii) the rights of Parent and Purchaser to acquire additional shares of Common Stock pursuant to Section 4.2(a) shall terminate.

          SECTION 4.2.  Covenants of the Company.

          (a) Preemptive Rights. Subject to the provisions of Section 4.1(e), except in connection with (i) the exercise by holders of options granted under any of the Company's Stock Option Plans, (ii) the exercise of the Warrant or (iii) a stock split or stock dividend with respect to the Common Stock, the Company shall not issue or sell any shares of Common Stock in an amount representing more than 30% of the then outstanding shares of Common Stock during any 18-month period (including the issue or sale of shares of Common Stock as all or a part of the consideration paid by the Company in a merger, an acquisition of assets of a third party or an acquisition of shares of a third party) unless prior to the issuance or sale of such shares of Common Stock, Purchaser and Parent are notified in writing of such sale and are given an opportunity to purchase, (i) if the sale is for cash, on the same terms as such shares of Common Stock are proposed to be sold or (ii) if the sale is for other consideration, at the then current market price per share of the Common Stock, the same proportion of the shares of Common Stock to be issued or offered for sale by the Company as the number of shares of Common Stock held of record by Purchaser, Parent or any Control Subsidiary, as the case may be, bears to all of the issued and outstanding shares of Common Stock immediately prior to such offer and sale. Purchaser and Parent shall have thirty (30) days to exercise their rights under this Section 4.2(a).

          (b)  Registration Rights.

          (i) Demand Registration. Following the expiration of the Restricted Period and for so long as Purchaser, Parent and their Control Subsidiaries together beneficially own at least 150,000 shares of Common Stock (subject to adjustment in the event of a stock split or a stock dividend on, or other recapitalization of, the Common Stock), in the event that the Company shall receive a written notice from Purchaser or Parent requesting that the Company effect a registration of all or a portion of the Shares under the Securities Act, the Company shall, subject to the terms hereof, prepare and file, within 45 days following delivery of such notice, a registration statement covering the number of Shares specified in the notice. The Company shall not be obligated to effect more than one registration pursuant to this Section 4.2(b)(i); provided, however, that a registration shall not be counted for this purpose if (A) the Company elects to sell shares of its Common Stock pursuant to a registration at the same time as the registration requested hereunder and less than all the Shares specified in Purchaser's or Parent's request are included or (B) the registration statement does not become effective or is withdrawn prior to the sale of all the Shares specified in Purchaser's or Parent's request.

          (ii) Piggy-back Registration. Following the expiration of the Restricted Period, in the event that the Company proposes to register any shares of Common Stock, under the Securities Act, on any registration form (other than Form S-8), not less than sixty (60) days prior to effectiveness of each such registration the Company shall give to Purchaser and Parent written notice of such proposal which shall describe in detail the proposed registration and distribution (including those jurisdictions where registration or qualification under the securities or blue sky laws is intended) and, upon the written request of Purchaser or Parent, as the case may be, delivered within thirty (30) days after the date of any such notice from the Company, proceed to include in such registration, such shares of Common Stock as have been requested by Purchaser or Parent, as the case may be, to be included in such registration. Purchaser or Parent, as the case may be, shall in its request identify the number of shares of Common Stock Purchaser or Parent, as the case may be, desires to register. Notwithstanding anything contained herein, if the lead underwriter of an underwritten offering involving a registration pursuant to this Section 4.2(b)(ii) delivers a written opinion to the Company that the success of such offering would be materially and adversely affected by inclusion of all the shares of Common Stock requested by Purchaser or Parent, as the case may be, to be registered, then the number of shares of Common Stock of each participant in the registration (including the Company) shall be reduced in proportion to the number of shares of Common Stock originally requested to be registered by each participant.

          (iii) Registration. If Purchaser or Parent, as the case may be, exercises its rights under either Section 4.2(b)(i) or (ii), the Company shall use its reasonable best efforts to cause any and all shares of Common Stock identified by Purchaser or Parent, as the case may be, to be registered under the Securities Act and qualified under the securities or blue sky laws of any jurisdiction requested by Purchaser or Parent, as the case may be, to the extent necessary to permit the sale or other disposition thereof; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified. The Company will pay and bear all expenses incident to each registration of Shares contemplated by this
     Section 4.2(b); provided, however, that Purchaser or Parent, as the case may be, will bear the fees and expenses of its own counsel, accountants, investment bankers and advisors.(iv) Listing. In connection with any registration of the Shares pursuant to this
     Section 4.2(b), the Company shall promptly execute and file with Nasdaq and any other exchange on which the Common Stock may be traded an application or applications for the listing on the Nasdaq National Market System and such other exchange of any Shares being registered, file such other information and documents, enter into such agreements with Nasdaq and such other exchange and take all such other actions as may be required to effect such listing.

          SECTION 4.3.  Director Nominee.

          (a) For so long as Purchaser, Parent and their Control Subsidiaries together beneficially own at least 379,743 shares of Common Stock (subject to adjustment in the event of a stock split or stock dividend on, or other recapitalization of, the Common Stock), Purchaser and Parent shall be entitled to (i) nominate one representative to the Board of Directors of the Company, who shall serve as a Class III Director, subject to the approval of the Company's Nominating Committee (which approval shall not be unreasonably withheld), to serve in such capacity in accordance with the Restated Certificate of Incorporation and the By-Laws of the Company or (ii) be represented at meetings of the Board of Directors of the Company by an observer during such times as there is no Purchaser nominee on the Board of Directors.

          (b) Notwithstanding the foregoing, Purchaser and Parent shall have no obligation under this Agreement (i) to nominate a representative to the Board of Directors, (ii) to have any such representative continue to serve on the Board of Directors or (iii) to be represented at meetings of the Board of Directors by an observer.

          (c) If (i) the Cooperation Agreement is terminated by the Company pursuant to Section 8.2 of the Cooperation Agreement and (ii) there is no ongoing or unresolved dispute between Parent or Purchaser, on the one hand, and the Company, on the other hand, with respect to the validity or effectiveness of such termination of the Cooperation Agreement, then the rights provided to Purchaser and Parent in Section 4.3(a) shall terminate and Purchaser and Parent shall cause their nominee to resign from the Board of Directors.

          d) In the event that Purchaser's or Parent's nominee is no longer a senior executive of Purchaser or Parent or no longer has responsibilities with Purchaser and Parent with respect to the commercial relationship between the parties set forth in the Cooperation Agreement or the Development Agreement, then Purchaser or Parent, as the case may be, shall cause such nominee to resign from the Board of Directors and, if it desires to fill such vacancy, shall name a person who is a senior executive of Purchaser or Parent or who has responsibilities with Purchaser or Parent with respect to the commercial relationship between the parties set forth in the Cooperation Agreement or the Development Agreement, subject to the approval of the Company's Nominating Committee (which approval shall not be unreasonably withheld), to fill the vacancy created by such resignation. Upon a request by the Company that Purchaser's or Parent's nominee be removed from the Board of Directors without cause, Purchaser will give reasonable consideration to such request but shall not be obligated to take any action.

          (e) In the event of a Major Competitor Transaction, the Company may request in writing that Purchaser's or Parent's nominee pursuant to this Section 4.3 be removed from the Board of Directors of the Company, and Purchaser or Parent, as the case may be, shall cause such nominee to resign from the Board of Directors of the Company.

          SECTION 4.4. Public Announcements. Subject to applicable legal requirements, each of Purchaser and the Company agrees that any press release or other public announcement regarding the transactions contemplated by this Agreement will be made only after consultation with and the prior written approval of the other.

          SECTION 4.5. Further Action. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable efforts to take promptly all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary waivers, consents and approvals, effecting all necessary registrations and filings, and defending any lawsuits or other proceedings, whether judicial or administrative, challenging this Agreement or the consummation of any of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed. In connection with and without limiting the foregoing, the Company and the Board of Directors of the Company shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement or any of the transactions contemplated hereby and (ii) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement or any of the transactions contemplated hereby, take all action necessary to ensure that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement and the transactions contemplated hereby.

                                   ARTICLE V

                                   SURVIVAL

          SECTION 5.1. Survival. The representations and warranties in this Agreement or in any instrument or certificate delivered pursuant to this Agreement shall survive the date hereof until 45 days following the date on which the Company's annual report on Form 10-K for the year ended December 31, 1999 is filed with the SEC; provided, however, that the representations and warranties (a) of the Company in Sections 2.1, 2.2, 2.3, 2.8, and 2.12 of this Agreement and (b) of Purchaser and Parent in Sections 3.1, 3.2, 3.3 and 3.4 shall survive the date hereof, without limitation.

                                   ARTICLE VI

            ASSIGNMENT; PARTIES IN INTEREST; AMENDMENT; WAIVER

          SECTION 6.1. Assignment. The parties to this Agreement shall not convey, assign or otherwise transfer any of their rights or obligations under this Agreement without the express written consent of Purchaser and Parent or the Company, as the case may be, except that Purchaser may assign its rights, interests or obligations to any direct or indirect Control Subsidiary of Parent or Purchaser. Any such conveyance, assignment or transfer without the express written consent of the other party shall be void ab initio. No assignment of this Agreement shall relieve the assigning party of its obligations hereunder.

          SECTION 6.2. Parties in Interest. This Agreement is binding upon and is for the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not made for the benefit of any person, firm, corporation or other entity not a party hereto, and no person, firm, corporation or other entity other than the parties hereto or their respective successors and permitted assigns shall acquire or have any right, remedy or claim under or by virtue of this Agreement.

          SECTION 6.3.  Amendment.   This Agreement cannot be amended or
modified except by a written agreement executed by the parties hereto.

          SECTION 6.4. Waiver. Purchaser may extend the time for the performance of or waive compliance with any of the obligations or other acts of the Company contained herein or waive any inaccuracies in the representations and warranties of the Company contained herein or in any document delivered pursuant hereto, and the Company may extend the time for the performance of or waive compliance with any of the obligations or other acts of Purchaser contained herein or waive any inaccuracies in the representations and warranties of Purchaser contained herein or in any document delivered pursuant hereto. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE VII

                               GENERAL PROVISIONS

          SECTION 7.1. Effect of Investigation. All representations, warranties, covenants and agreements made by the Company in this Agreement or in any certificates, statements or other instruments delivered pursuant to this Agreement shall be unaffected by any investigation made by or on behalf of Purchaser or Parent or knowledge obtained as a result thereof or otherwise. All representations, warranties, covenants and agreements made by Purchaser or Parent in this Agreement or in any certificates, statements or other instruments delivered pursuant to this Agreement shall be unaffected by any investigation made by or on behalf of the Company or knowledge obtained as a result thereof or otherwise.

          SECTION 7.2. Fees and Expenses. Each of the parties hereto agrees to pay, without right of reimbursement from the other, the costs incurred by it incident to the performance of its obligations hereunder, including, without limitation, the fees and disbursements of counsel, accountants, financial advisors, experts and consultants employed by the respective parties in connection with the transactions contemplated hereby.

          SECTION 7.3. Notices. Any notice, request, instruction or other communication to be given hereunder by either party to the other shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (ii) on the first business day following the date of dispatch if delivered by Federal Express or other nationally reputable next-day courier service, or (iii) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

                     (a)  If to Purchaser or Parent:

                          SAP America, Inc.
                          Legal Department
                          3999 West Chester Pike
                          Newtown Square, Pennsylvania 19073
                          Attention: General Counsel
                          Facsimile: (610) 661-4016

                     and

                          SAP Aktiengesellschaft
                          Neurottstrasse 16
                          D-69190 Walldorf, Germany
                          Attention: Legal Department
                          Facsimile: 49-6227-7-42060

                     with a copy to:

                          Chadbourne & Parke LLP
                          30 Rockefeller Plaza
                          New York, New York 10112
                          Attention: Morton E. Grosz, Esq.
                          Facsimile: (212) 541-5369

                     (b)  If to the Company:

                          Catalyst International, Inc.
                          8989 North Deerwood Drive
                          Milwaukee, Wisconsin 53223
                          Attention: General Counsel
                          Facsimile: (414) 365-2145

                     with a copy to:

                          Godfrey & Kahn, S.C.
                          780 North Water Street
                          Milwaukee, Wisconsin 53202
                          Attention: Mark T. Ehrmann, Esq.
                          Facsimile: 414-273-5198

          SECTION 7.4. Brokers; Fee Schedule. The Company represents and warrants that there are no claims (or any basis for any claims) for brokerage commissions, finder's fees or like payments in connection with this Agreement or the transactions contemplated hereby resulting from any action taken by or on behalf of the Company, except for fees payable by the Company to Broadview International LLC and Brean Murray. Purchaser and Parent represent and warrant that there are no claims (or any basis for any claims) for brokerage commissions, finder's fees or like payments in connection with this Agreement or the transactions contemplated hereby or thereby resulting from any action taken by or on behalf of it, except for fees payable by Purchaser or Parent to Goldman Sachs Group Inc.

          SECTION 7.5. Captions, Currency. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Unless otherwise specified, all references contained in this Agreement or in any instrument or document delivered pursuant hereto to dollars shall mean United States Dollars. Unless otherwise specified, all references herein to numbered sections and articles are to sections and articles of this Agreement.

          SECTION 7.6. Entire Agreement. This Agreement, the Cooperation Agreement and the Development Agreement together constitute the entire agreement among the parties with respect to the subject matter hereof and this Agreement, the Cooperation Agreement and the Development Agreement supersede all prior agreements or understandings of the parties relating thereto.

          SECTION 7.7. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party who is or is to be thereby aggrieved shall have the right to seek specific performance and injunctive relief giving effect to its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

          SECTION 7.8. Severability. If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions thereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated thereby is not affected in any manner adverse to any party. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

          SECTION 7.9. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

          SECTION 7.10. Counterparts. For the convenience of the parties, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. Receipt of facsimile copies of signature pages hereof shall constitute delivery of such signature pages if followed up within two business days with executed original signature pages.

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first hereinabove written.

                                     SAP AMERICA, INC.

                                     By: /s/ Kevin S. McKay
                                        ------------------------------
                                     Name:   Kevin S.McKay
                                     Title:  President & CEO


                                     SAP AKTIENGESELLSCHAFT

                                     By: /s/ Henning Kagemann
                                        ------------------------------
                                     Name:   Henning Kagemann
                                     Title:  Co-Chairman, Executive Board



                                     By: /s/ Hasso Plattner
                                        ------------------------------
                                     Name:   Hasso Plattner
                                     Title:  Co-Chairman, Executive Board


                                     CATALYST INTERNATIONAL, INC.

                                     By: /s/ Sean P. McGowan
                                        ------------------------------
                                     Name:   Sean P. McGowan
                                     Title:  President & CEO